UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

Manhattan Associates, Inc.
 (Exact name of registrant as specified in its charter)

Georgia	0-23999	58-2373424
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Windy Ridge Parkway, Suite 1000, Atlanta, Georgia 30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 955-7070

NONE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On Thursday, May 19, 2011, Manhattan Associates, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Atlanta, Georgia. As of the record date, March 31, 2011, there were 21,619,572 shares of common stock entitled to vote at the Annual Meeting. There were present at the Annual Meeting, in person or by proxy, holders of 19,713,704 shares representing 91.2% of the common stock entitled to vote at the Annual Meeting.
The matters considered and voted on by the Company’s shareholders at the Annual Meeting and the vote cast for or withheld, the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below:

Proposals	For	Withheld	Broker non-votes
1. Election of Director: Brian J. Cassidy	17,002,231	2,012,409	699,064
Continuing Class II Directors serving until the 2012 Annual Meeting of Shareholders are Peter J. Kight, Deepak Raghavan and Peter F. Sinisgalli.
Continuing Class III Directors serving until the 2013 Annual Meeting of Shareholders are John J. Huntz, Jr., Dan J. Lautenbach and Thomas E. Noonan.

	For	Withheld	Abstained	Broker non-votes
2. The amendment to the Manhattan Associates, Inc. 2007 Stock Incentive Plan, as amended, to increase the number of shares of common stock issuable under the plan	12,815,866	5,753,042	445,732	699,064

	For	Withheld	Abstained	Broker non-votes
3. Non-binding resolution to approve the compensation of the Company’s named executive officers	17,601,090	965,040	448,510	699,064

	One	Two	Three	Abstained	Broker non-votes
4. Non-binding resolution to determine the frequency of future advisory votes on executive compensation	16,840,209	5,479	1,716,704	452,248	699,064

	For	Withheld	Abstained
5. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011	19,381,494	328,544	3,666

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Manhattan Associates, Inc.
By:	/s/ Dennis B. Story
Dennis B. Story
Executive Vice President, Chief Financial Officer and Treasurer

Dated: May 20, 2011